Exhibit 10.1

Execution Version

AMENDMENT NO. 3 AND WAIVER TO CREDIT AGREEMENT

This AMENDMENT NO. 3 AND WAIVER to CREDIT AGREEMENT, dated as of March 16, 2006 (this “Amendment”) to the Credit Agreement dated as of February 11, 2005 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into among CONSTAR INTERNATIONAL INC., a Delaware corporation (the “Borrower”), the institutions from time to time party thereto as Lenders (the “Lenders”), the institutions from time to time party thereto as Issuers (the “Issuers”) and CITICORP USA, INC., a Delaware corporation, in its capacity as administrative agent for the Lenders and Issuers (in such capacity, the “Administrative Agent”), is entered into among the Borrower, the Guarantors, the Administrative Agent and the Lenders party hereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W i t n e s s e t h:

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement in certain respects as set forth below; and

WHEREAS, the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement in certain respects as set forth below;

NOW, THEREFORE, in consideration of the premises and the covenants and obligations contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments to the Credit Agreement

The Credit Agreement is, effective as of the date first written above (the “Effective Date”) and subject to the satisfaction (or due waiver) of the conditions set forth in Section 2 (Conditions Precedent to the Effectiveness of this Amendment) hereof, hereby amended as follows:

(a) Amendments to Article I (Definitions, Interpretation and Accounting Terms)

(i) The following definitions are hereby inserted in Section 1.1 (Defined Terms) of the Credit Agreement in the appropriate place to preserve the alphabetical order of the definitions in such section (and, if applicable, the following definitions shall replace in their entirety existing definitions for the corresponding terms in such section):

“Collateral Availability” means, at any time, the amount by which (a) the Borrowing Base at such time exceeds (b) the Revolving Credit Outstandings at such time.

“Normal Monthly Adjustments” means, those adjustments made by management (or proposed by auditors) in connection with the closing of the monthly financial statements between the time of the preliminary closing of the monthly financial statements and both (i) the Borrower’s final closing of the books each month and (ii) the filing with the SEC of the quarterly or annual reports required by Sections 6.1( b) and (c) at any time.

(b) Amendments to Article V (Financial Covenants)

Section 5.1 (Maximum Liquidity) of the Credit Agreement is hereby amended by deleting the dollar amount of “$10,000,000.” and replacing it with “$5,000,000.”

Section 5.2 (Minimum Interest Coverage Ratio) of the Credit Agreement is hereby amended by deleting the section in its entirety (including the heading) and replacing it with the following:

“Section 5.2 (Minimum Collateral Availability)

The Borrower shall maintain at all times Collateral Availability of more than $20,000,000.”

(c) Amendments to Article VI (Reporting Covenants)

Section 6.1(a) (Financial Statements, Monthly Reports) of the Credit Agreement is hereby amended by (i) adding the word “not” before the words “the last month in a Fiscal Quarter” prior to the first comma in such section and (ii) replacing the words “normal year-end audit adjustments” with “Normal Monthly Adjustments” in the parenthetical at the end of such section.

(d) Amendments to Article IX (Events of Defaults)

Section 9.1(d) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“(d) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Article V (Financial Covenants), 6.2 (Default Notices), 7.1 (Preservation of Corporate Existence, Etc.), 7.6 (Access), 7.9 (Application of Proceeds), 7.11 (Additional Collateral and Guaranties), 7.12 (Control Accounts; Approved Deposit Accounts) or Article VIII (Negative Covenants), (ii) any term, covenant or agreement contained in Section 6.1 (Financial Statements) or 6.12 (Borrowing Base Determination) if such failure under this clause (ii) shall remain unremedied for 5 Business Days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender, or (iii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (iii) shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or”

Section 2. Conditions Precedent to the Effectiveness of this Amendment

This Amendment shall become effective as of the date first written above when, and only when, each of the following conditions precedent shall have been satisfied or duly waived by the Administrative Agent and the Lenders constituting the Requisite Lenders:

(a) the Administrative Agent shall have received this Amendment, duly executed by the Borrower, each Guarantor, the Administrative Agent and the Lenders constituting the Requisite Lenders; and

(b) the Administrative Agent shall have received payment of the fees referred to in Section 4(a) of this Amendment.

Section 3. Representations and Warranties

On and as of the date hereof, after giving effect to this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) this Amendment has been duly authorized, executed and delivered by the Borrower and each Guarantor and constitutes the legal, valid and binding obligation of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with its terms and the Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with its terms;

(b) each of the representations and warranties contained in Article IV (Representations and Warranties) of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith is true and correct in all material respects on and as of the date hereof as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended hereby (if applicable);

(c) no Default or Event of Default has occurred and is continuing (except for those that are duly waived); and

(d) no litigation has been commenced against any Loan Party or any of its Subsidiaries seeking to restrain or enjoin (whether temporarily, preliminarily or permanently) the performance of any action by any Loan Party required or contemplated by this Amendment, the Credit Agreement or any Loan Document, in each case as amended hereby (if applicable).

Section 4. Fees and Expenses

The Borrower agrees to pay the Administrative Agent (i) a fee equal to $87,500 for the account of the Lenders to be shared by them pro rata in accordance with their respective Revolving Credit Commitments and (ii) in accordance with the terms of Section 11.3 (Costs and Expenses) of the Credit Agreement all reasonable out of pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and all other Loan Documents).

Section 5. Waiver

The Lenders waive to the extent necessary for the Borrower’s compliance with former Section 6.1(a) of the Credit Agreement the delivery of monthly financial statements through the Effective Date.

Section 6. Reference to the Effect on the Loan Documents

(a) As of the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as modified hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(b) Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d) This Amendment shall be deemed a Loan Document.

Section 7. Amendment of Guarantors

Each Guarantor hereby consents to this Amendment and agrees that the terms hereof shall not affect, impair or reduce in any way its obligations, liabilities or liens under the Loan Documents (as amended and otherwise expressly modified hereby), all of which obligations, liabilities and liens shall remain in full force and effect and each of which is hereby reaffirmed (as amended and otherwise expressly modified hereby).

Section 8. Execution in Counterparts

This Amendment may be executed in any number of counterparts and by different parties in separate counterpart (including by facsimile), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9. Governing Law

This Amendment shall be governed by and construed in accordance with the law of the State of New York.

Section 10. Section Titles

The Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 11. Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 12. Severability

The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 13. Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the Lenders, the other parties hereto and their respective successors and assigns.

Section 14. Waiver of Jury Trial

Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment or any other Loan Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

CONSTAR INTERNATIONAL INC. as Borrower

By:	/s/ Walter S. Sobon
Name:	Walter S. Sobon
Title:	Executive Vice President and Chief Financial Officer

CITICORP USA, INC., as Administrative Agent, Swing Loan Lender and Lender

By:	/s/ David Jaffe
Name:	David Jaffe
Title:	Director and Vice President

WELLS FARGO FOOTHILL, LLC as Lender

By:	/s/ Dennis King
Name:	Dennis King
Title:	Vice President

STATE OF CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM, as Lender

By:	/s/ Mike Claybar
Name:	Mike Claybar
Title:	Investment Officer

[Constar Amendment No. 3 Signature Page]

Guarantors:

CONSTAR INTERNATIONAL U.K. LIMITED, as Guarantor

By:	/s/ Frank Edward Gregory
Name:	Frank Edward Gregory
Title:	Vice President, European Operations

CONSTAR, INC., as Guarantor

By:	/s/ Walter S. Sobon
Name:	Walter S. Sobon
Title:	Vice President and Chief Financial Officer

BFF INC., as Guarantor

By:	/s/ Walter S. Sobon
Name:	Walter S. Sobon
Title:	Vice President and Chief Financial Officer

DT, INC., as Guarantor

By:	/s/ Walter S. Sobon
Name:	Walter S. Sobon
Title:	Vice President and Chief Financial Officer

CONSTAR FOREIGN HOLDINGS, INC., as Guarantor

By:	/s/ Walter S. Sobon
Name:	Walter S. Sobon
Title:	Vice President and Chief Financial Officer

[Constar Amendment No. 3 Signature Page]